Exhibit 3.5

                      CERTIFICATE OF OWNERSHIP AND MERGER

                                       OF

                              4net Software, Inc.

                                      INTO

                              4networld.com, Inc.

      (PURSUANT TO SECTION 253 OF THE GENERAL CORPORATION LAW OF DELAWARE)


     4networld.com, Inc. (the "Corporation"), a corporation incorporated on the 27th day of October 1986 pursuant to the provisions of the General Corporation Law of the State of Delaware;

     DOES HEREBY CERTIFY that the Corporation owns 100% of the capital stock of 4net Software, Inc., a corporation incorporated on December 4, 2000, pursuant to the provisions of General Corporation Law of the State of Delaware, and that the Corporation, by a resolution of its Board of Directors duly adopted at a meeting held on the 20th day of February, 2001 determined to merge into itself said 4net Software, Inc. which resolution is in the following words to wit:

     WHEREAS the Corporation lawfully owns 100% of the outstanding stock of 4net Software, Inc., a corporation organized and existing under the laws of the State of Delaware,

          NOW, THEREFORE, BE IT RESOLVED, that it is the intention of this Board to merge 4net Software, Inc., the Corporation's wholly owned subsidiary, into the Corporation and for the Corporation to assume all of the rights, benefits, liabilities and obligations of 4net Software, Inc. Accordingly, management of the Corporation is hereby authorized to perform all necessary acts and to execute an Agreement of Merger, Certificate of Ownership and Merger and all other necessary documents to effect the upstream merger of 4net Software, Inc. into the Corporation pursuant to Section 253 of the Delaware Corporation Law; and be it further

          RESOLVED, that the Agreement of Merger, a form of which is attached hereto, pursuant to which, among other things, (i) 4net Software, Inc. shall be merged into the Corporation and (ii) each issued and outstanding share of 4net Software, Inc., as of the effective date of the merger, shall be surrendered and extinguished and the same is authorized, approved, ratified and confirmed in all respects; and be it further



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          RESOLVED, that the Certificate of Ownership and Merger, a form of which is attached hereto, is, in all respects authorized, approved, ratified and confirmed; and be it further

          RESOLVED, that in connection with the upstream merger of 4net Software, Inc., the Corporation's wholly owned subsidiary, into the Corporation, the Corporation change its name from 4networld.com, Inc. to 4net Software, Inc., pursuant to Section 253(b) of the Delaware Corporation Law. The proper officers of the Corporation be, and they hereby are, authorized, empowered and directed to do and perform all such other acts and things as any of them shall determine to be necessary or desirable to change the Corporation's name from 4networld.com, Inc. to 4net Software, Inc.; and be it further

          RESOLVED, that the proper officers of the Corporation be, and each of them hereby is, authorized and directed, by and on behalf of the Corporation, to execute, file and/or deliver, in the name and on behalf of the Corporation, any and all minutes, stock certificates, orders, receipts, agreements and other documents as they deem necessary or appropriate to carry out the intent of the foregoing resolutions and to consummate the transactions contemplated thereby, the execution and delivery of any such minutes, stock certificates, orders, receipts, agreements or documents to be conclusive evidence of their authority to do so, and be it further

          RESOLVED, that pursuant to Section 253(c) of the GCL, the resolutions approving the Merger may be abandoned by the Board of Directors on its own initiative at any time prior to the time that the Certificate of Ownership and Merger becomes effective in accordance with Section 103 of the GCL.

IN WITNESS WHEREOF, 4networld.com, Inc., a corporation, has caused this certificate to be signed by Steven N. Bronson, its President and attested to by Robert Park a member of the Board of Directors, this 27th day of February, 2001.


                                                4networld.com, Inc.


                                                -------------------------
                                                By:  Steven N. Bronson
                                                     President





Attest:
                           ------------------------
                           By:  Robert Park